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                                                                  EXHIBIT 3.3(B)

                                    BYLAWS OF
                           BON-TON DISTRIBUTION, INC.

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                                                                               .
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                           BON-TON DISTRIBUTION, INC.

                                     BYLAWS

                                TABLE OF CONTENTS

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                                                                            PAGE
                                                                            ----
ARTICLE ONE OFFICES AND AGENT ...........................................     1
   Section 1.1 Registered Office and Agent ..............................     1
   Section 1.2 Other Offices ............................................     1

ARTICLE TWO SHAREHOLDERS' MEETINGS ......................................     1
   Section 2.1 Place of Meetings ........................................     1
   Section 2.2 Annual Meetings ..........................................     1
   Section 2.3 Special Meetings .........................................     1
   Section 2.4 Notice of Meetings .......................................     1
   Section 2.5 Quorum ...................................................     2
   Section 2.6 Vote Required for Action .................................     2
   Section 2.7 Voting of Shares .........................................     2
   Section 2.8 Proxies ..................................................     2
   Section 2.9 Presiding Officer ........................................     2
   Section 2.10 Action of Shareholders Without a Meeting ................     2

ARTICLE THREE THE BOARD OF DIRECTORS ....................................     3
   Section 3.1 General Powers ...........................................     3
   Section 3.2 Number, Election and Term of Office ......................     3
   Section 3.3 Removal ..................................................     3
   Section 3.4 Vacancies ................................................     3
   Section 3.5 Compensation .............................................     4

ARTICLE FOUR MEETINGS OF THE BOARD OF DIRECTORS .........................     4

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
   Section 4.1 Regular Meetings .........................................     4
   Section 4.2 Special Meetings .........................................     4
   Section 4.3 Place of Meetings ........................................     4
   Section 4.4 Notice of Meetings .......................................     4
   Section 4.5 Quorum ...................................................     4
   Section 4.6 Vote Required for Action. ................................     4
   Section 4.7 Participation by Conference Telephone ....................     5
   Section 4.8 Action by Directors Without a Meeting ....................     5
   Section 4.9 Adjournments .............................................     5
   Section 4.10 Committees of the Board of Directors ....................     5

ARTICLE FIVE OFFICERS ...................................................     5
   Section 5.1 Number ...................................................     5
   Section 5.2 Election and Term ........................................     6
   Section 5.3 Compensation .............................................     6
   Section 5.4 President ................................................     6
   Section 5.5 Vice President ...........................................     6
   Section 5.6 Secretary ................................................     6
   Section 5.7 Treasurer ................................................     6
   Section 5.8 Bonds ....................................................     6

ARTICLE SIX DISTRIBUTIONS AND SHARE DIVIDENDS ...........................     7
   Section 6.1 Authorization of Declaration .............................     7
   Section 6.2 Record Date With Regard to Distributions and Share
               Dividends ................................................     7

ARTICLE SEVEN SHARES ....................................................     7
   Section 7.1 Authorization and Issuance of Shares .....................     7
   Section 7.2 Share Certificates .......................................     7


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
   Section 7.3 Rights of Corporation With Respect to Registered Owners ..     7
   Section 7.4 Transfer of Shares .......................................     7
   Section 7.5 Duty of Corporation to Register Transfer .................     8
   Section 7.6 Lost, Stolen or Destroyed Certificates ...................     8
   Section 7.7 Fixing of Record Date With Regard to Shareholder Action ..     8

ARTICLE EIGHT INDEMNIFICATION ...........................................     8
   Section 8.1 Right to Indemnification .................................     8
   Section 8.2 Relationship to Other Rights and Provisions Concerning
               Indemnification ..........................................     9
   Section 8.3 Agents and Employees .....................................     9
   Section 8.4 Undertakings for Advances of Expenses ....................    10
   Section 8.5 Claims for Indemnification ...............................    10
   Section 8.6 Insurance ................................................    10
   Section 8.7 Severability .............................................    11
   Section 8.8 Report to Shareholders ...................................    11

ARTICLE NINE MISCELLANEOUS ..............................................    11
   Section 9.1 Inspection of Books and Records ..........................    11
   Section 9.2 Fiscal Year ..............................................    11
   Section 9.3 Corporate Seal ...........................................    11
   Section 9.4 Annual Financial Statements ..............................    11
   Section 9.5 Conflict With Articles of Incorporation ..................    11

ARTICLE TEN AMENDMENTS ..................................................    11
   Section 10.1 Power to Amend Bylaws ...................................    11

                                   ARTICLE ONE

                                OFFICES AND AGENT

     Section 1.1 Registered Office and Agent. The corporation shall maintain a registered office in the State of Illinois and shall have a registered agent whose business office is identical to the registered office.

     Section 1.2 Other Offices. In addition to its registered office, the corporation may have offices at any other place or places, within or without the State of Illinois, as the Board of Directors may from time to time select or as the business of the corporation may require or make desirable.

                                   ARTICLE TWO

                             SHAREHOLDERS' MEETINGS

     Section 2.1 Place of Meetings. Meetings of shareholders may be held at any place within or without the State of Illinois, as set forth in the notice thereof or, in the event of a meeting held pursuant to waiver of notice as set forth in the waiver, or, if no place is so specified, at the principal office of the corporation.

     Section 2.2 Annual Meetings. The annual meeting of shareholders shall be held on a day to be determined by the Board of Directors on or before June 30 for the purpose of electing directors and transacting any and all business that may properly come before the meeting. If an annual meeting of shareholders is not held as provided in this Section 2.2, any business, including the election of directors, that might properly have been acted upon at such annual meeting may be acted upon at a special meeting in lieu of the annual meeting held pursuant to these bylaws or held pursuant to a court order.

     Section 2.3 Special Meetings. Special meetings of shareholders or a special meeting in lieu of the annual meeting of shareholders may be called at any time by the Board of Directors or the President. Special meeting of shareholders or a special meeting in lieu of the annual meeting of shareholders shall be called by the corporation upon the written request of the holders of twenty-five percent (25%) of all the votes entitled to be cast on the issue or issues proposed to be considered at the proposed special meeting.

     Section 2.4 Notice of Meetings. Unless waived, a notice of each meeting of shareholders stating the date, time and place of the meeting shall be given not less than ten (10) days nor more than sixty (60) days before the date thereof, by or at the direction of the President, the Secretary or the officer or persons calling the meeting, to each shareholder entitled to vote at that meeting. In the case of an annual meeting, the notice need not state the purpose of purposes of the meeting unless the articles of incorporation or the Illinois Business Corporation Act (the "Act") requires otherwise. In the case of a special meeting, including a special meeting in lieu of an annual meeting, the notice of meeting shall state the purpose or purposes for which the meeting is called.

     Section 2.5 Quorum. With respect to shares entitled to vote as a separate voting group on a matter a meeting of shareholders, the presence, in person or by proxy, of a majority of the votes entitled to be cast on the matter by the voting group shall constitute a quorum of that voting group for action on that matter unless the articles of incorporation or the Act provides otherwise. Once a share is represented for any purpose at a meeting, other than solely to object to holding the meeting or to transacting business at the meeting, it is deemed present for quorum purposes for the remainder of the meeting and for any adjournment of the meeting unless a new record date is or must be set for the adjourned meeting pursuant to Section 7.7 of these bylaws.

     Section 2.6 Vote Required for Action. If a quorum exists, action on a matter (other than the election of directors) is approved if the votes cast exceed the votes cast opposing the action, unless the articles of incorporation, provisions of these bylaws validly adopted by the shareholders or the Act requires a greater number of affirmative votes. With regard to the election of directors, unless otherwise provided in the articles of incorporation, if a quorum exists, action on the election of directors is taken by a plurality of the votes case by the shares entitled to vote in the election.

     Section 2.7 Voting of Shares. Unless the articles of incorporation or the Act provides otherwise, each outstanding share having voting rights shall be entitled to one vote on each matter submitted to a vote at a meeting of shareholders. Voting on all matters shall be by voice vote or by show of hands unless any qualified voter, prior to the voting on any matter, demands vote by ballot, in which case each ballot shall state the name of the shareholder voting and the number of shares voted by such shareholder, and if the ballot be cast by proxy, it shall also state the name of the proxy.

     Section 2.8 Proxies. A shareholder entitled to vote pursuant to Section 2.7 may vote in person or by proxy pursuant to an appointment of proxy executed in writing by the shareholder or by such shareholders' attorney-in-fact. An appointment of proxy shall be valid for only one meeting to be specified therein, and any adjournments of such meeting, but shall not be valid for more than eleven months unless expressly provided therein. Appointments of proxy shall be dated and filed with the records of the meeting to which they relate. If the validity of any appointment of proxy is questioned, it must be submitted to the secretary of the meeting of shareholders for examination or to a proxy officer or committee appointed by the person presiding at the meeting. The secretary of the meeting or, if appointed, the proxy officer or committee, as the case may be, shall determine the validity or invalidity of any appointment of proxy submitted, and reference by the secretary in the minutes of the meeting to the regularity of an appointment of proxy shall be received as prima facie evidence of the facts stated for the purpose of establishing the presence of a quorum at the meeting and for all other purposes.

     Section 2.9 Presiding Officer. The President shall serve as the chairman of every meeting of shareholders unless another person is elected by the shareholders to serve as chairman at the meeting. The chairman shall appoint any persons he or she deems required to assist with the meeting.

     Section 2.10 Action of Shareholders Without a Meeting. Action required or permitted to be taken at a meeting of shareholders may be taken without a meeting and without a vote, if a consent in writing, setting forth the action so taken, shall be signed (i) by the holders of outstanding shares having not less than the minimum number (or numbers, in the case of voting by groups) of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voting or (ii) by all of the shareholders entitled to vote with respect to the subject matter thereof. The action must be evidenced by one or more written consents describing the action taken, signed by shareholders entitled to take action without a meeting, and delivered to the secretary to be filed in the corporate records. The corporation shall give written notice of actions taken as required by the Act.

                                  ARTICLE THREE

                             THE BOARD OF DIRECTORS

     Section 3.1 General Powers. All corporate powers shall be exercised by or under the authority of, and the business and affairs of the corporation shall be managed under the direction of, the Board of Directors. In addition to the powers and authority expressly conferred upon it by these bylaws, the Board of Directors may exercise all powers of the corporation and do all lawful acts and things that are not by law, by any legal agreement among shareholders, by the articles of incorporation or by these bylaws directed or required to be exercised or done by the shareholders.

     Section 3.2 Number, Election and Term of Office. The number of directors of the corporation shall not be less than one nor more than five. Initially the number of directors shall be the number specified in the corporation's articles of incorporation, and thereafter such number can be changed from time to time by resolution of the shareholders or of the Board of Directors. Except as provided in Section 2.4 the directors shall be elected by the vote of the shareholders as set forth in Section 2.6 at each annual meeting of the shareholders or special meeting in lieu of the annual meeting. Except in case of death, written resignation, retirement, disqualification or removal, each director shall serve until the next succeeding annual meeting and thereafter until such director's successor is elected and qualifies or until the number of directors is decreased.

     Section 3.3 Removal. One or more directors may be removed from office with or without cause by the shareholders by a majority of the votes entitled to be cast. If the director was elected by a voting group, only the shareholders of that voting group may participation the vote to remove such director. Removal action may be taken at any meeting of shareholders with respect to which the notice stated that the purpose, or one of the purposes, of the meeting is removal of the director, and a removed director's successor may be elected at the same meeting.

     Section 3.4 Vacancies. A vacancy occurring in the Board of Directors, other than by reason of an increase in the number of directors, shall be filled for the unexpired term by the first to take action of (a) the shareholders or (b) the Board of Directors, and if the directors remaining in office constitute fewer than quorum of the Board of Directors, they may fill the vacancy by the affirmative vote of a majority of all the directors remaining in office. If the vacant office was held by a director elected by a voting group, only the holders of shares of that voting group or the remaining directors elected by that voting group are entitled to vote to fill the vacancy. A vacancy occurring in the Board of Directors by reason of an increase in the number of directors shall be filled in like manner as any other vacancy but, if filled by action of the Board of

Directors, shall only be for a term of office continuing until the next election of directors by the shareholders and until the election and qualification of a successor.

     Section 3.5 Compensation. Unless the articles of incorporation provide otherwise, the Board of Directors may determine from time to time the compensation, if any, directors may receive for their services as directors. A director may also serve the corporation in a capacity other than that of director and receive compensation, as determined by the Board of Directors, for services rendered in such other capacity.

                                  ARTICLE FOUR

                       MEETINGS OF THE BOARD OF DIRECTORS

     Section 4.1 Regular Meetings. Regular meetings of the Board of Directors shall be held immediately after the annual meeting of shareholders or a special meeting in lieu of the annual meeting. In addition, the Board of Directors may schedule other meetings to occur at regular intervals throughout the year.

     Section 4.2 Special Meetings. Special meetings of the Board of Directors may be called by or at the request of the President or by any two directors in office at that time.

     Section 4.3 Place of Meetings. Directors may hold their meetings at any place within or without the State of Illinois as the Board of Directors may from time to time establish for regular meetings or as set forth in the notice of a special meeting or, in the event of a meeting held pursuant to waiver of notice as set forth in the waiver.

     Section 4.4 Notice of Meetings. No notice shall be required for any regularly scheduled meeting of the directors. Unless waived, each director shall be given at least one day's notice of each special meeting stating the date, time and place of the meeting.

     Section 4.5 Quorum. Unless a greater number is required by the articles of incorporation, these bylaws or the Act, or unless otherwise specifically provided in the Act, a quorum of the Board of Directors consists of a majority of the total number of directors that has been prescribed by resolution of the shareholders or of the Board of Directors pursuant to Section 3.2.

     Section 4.6 Vote Required for Action.

          (a) If a quorum is present when a vote is taken, the affirmative vote of a majority of directors present is the act of the Board of Directors unless the Act, the articles of incorporation or these bylaws require the vote of a greater number of directors.

          (b) A director who is present at a meeting of the Board of Directors or a committee of the Board of Directors when corporate action is taken is deemed to have assented to the action taken unless:

               (i) he or she objects at the beginning of the meeting (or promptly upon such director's arrival) to holding it or transacting business at the meeting;

               (ii) such director's dissent or abstention from the action taken is entered in the minutes of the meting; or

               (iii) such director delivers written notice of his or her dissent or abstention to the presiding officer of the meeting before its adjournment or to the corporation immediately after adjournment of the meeting.

     The right of dissent or abstention is not available to a director who votes in favor of the action taken.

     Section 4.7 Participation by Conference Telephone. Any or all directors may participate in a meeting of the Board of Directors or of a committee of the Board of Directors through the use of any means of communication by which all directors participating may simultaneously hear each other during the meeting.

     Section 4.8 Action by Directors Without a Meeting. Unless the articles of incorporation or these bylaws provide otherwise, any action required or permitted to be taken at any meeting of the Board of Directors, or any action that may be taken at a meeting of a committee of the Board of Directors, may be taken without a meeting if the action is taken by all the members of the Board of Directors (or of the committee, as the case may be). The action must be evidenced by one or more written consent describing the action taken, signed by each director (or each director servicing on the committee, as the case may be), and delivered to the secretary to be filed in corporate records.

     Section 4.9 Adjournments. Whether or not a quorum is present to organize a meeting, any meeting of directors (including an adjourned meeting) may be adjourned by a majority of the directors present to reconvene at a specific time and place. At any reconvened meeting, any business may be transacted that could have been transacted at the meeting that was adjourned. If notice of the adjourned meeting was properly given, it shall not be necessary to give any notice of the reconvened meeting or of the business to be transacted, if the date, time and place of the reconvened meeting are announced at the meeting that was adjourned.

     Section 4.10 Committees of the Board of Directors. The Board of Directors by resolution may designate from among its members one or more committees, each consisting of one or more directors all of whom serve at the pleasure of the Board of Directors. Except as limited by the Act, each committee shall have the authority set forth in the resolution establishing the committee. The provisions of this Article Four as to the Board of Directors and its deliberations shall be applicable to any committee of the Board of Directors.

                                  ARTICLE FIVE

                                    OFFICERS

     Section 5.1 Number. The officers of the corporation shall consist of a President, a Secretary and a Treasurer and any other officers as may be elected by the Board of Directors or appointed by a duly elected officer pursuant to this Article Five. The Board of Directors shall from time to time create and establish the duties of the other officers. Any two or more offices may be held by the same person.

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     Section 5.2 Election and Term. All officers shall be elected by the Board of Directors or appointed by a duly elected officer pursuant to this Article Five and shall serve at the pleasure of the Board of Directors or the appointing officers, as the case may be. All officers, however elected, may be removed with or without cause by the Board of Directors and any officer appointed by another officer may also be removed by the appointing officer with or without cause.

     Section 5.3 Compensation. The compensation of all officers of the corporation appointed by the Board of Directors shall be fixed by the Board of Directors.

     Section 5.4 President. The Presidents shall be the chief executive officer of the corporation and shall have general supervision of the business of the corporation. The President shall see that all orders and resolutions of the Board of Directors are carried into effect. The President shall perform such other duties as may from time to time be delegated by the Board of Directors.

     Section 5.5 Vice President. In the absence or disability of the President, or at the direction of the President, the Vice President, if any, shall perform the duties and exercise the powers of the President. If the corporation has more than one Vice President, the one designated by the Board of Directors shall act in lieu of the President. Vice Presidents shall perform whatever duties and have whatever powers the Board of Directors may from time to time assign.

     Section 5.6 Secretary. The Secretary shall be responsible for preparing minutes of the acts and proceedings of all meetings of the shareholders and of the Board of Directors and any committees thereof. The Secretary shall have authority to give all notices required by the Act or other applicable law or these bylaws. The Secretary shall be responsible for the custody of the corporate books, records, contracts and other documents. The Secretary may affix the corporate seal to any lawfully executed documents and shall sign any instruments as may require such officer's signature. The Secretary shall authenticate records of the corporation. The Secretary shall perform whatever additional duties and have whatever additional powers the Board of Directors may from time to time assign. In the absence or disability of the Secretary or at the direction of the President, any assistant secretary may perform the duties and exercise the powers of the Secretary.

     Section 5.7 Treasurer. The Treasurer shall be responsible for the custody of all funds and securities belonging to the corporation and for the receipt, deposit or disbursement of funds and securities under the direction of the Board of Directors. The Treasurer shall cause to be maintained full and true accounts of all receipts and disbursements and shall make reports of the same to the Board of Directors and the President upon request. The Treasurer shall perform all duties as may be assigned to such officer from time to time by the Board of Directors.

     Section 5.8 Bonds. The Board of Directors by resolution may require any or all of the officers, agents or employees of the corporation to give bonds to the corporation, with sufficient surety or sureties, conditioned on the faithful performance of the duties of their respective offices or positions, and to comply with any other conditions as from time to time may be required by the Board of Directors.

                                   ARTICLE SIX

                        DISTRIBUTIONS AND SHARE DIVIDENDS

     Section 6.1 Authorization of Declaration. Unless the articles of incorporation provide otherwise, the Board of Directors from time to time in its discretion may authorize or declare distributions or share dividends in accordance with the Act.

     Section 6.2 Record Date With Regard to Distributions and Share Dividends. For the purpose of determining shareholders entitled to a distribution (other than one involving a purchase, redemption or other reacquisition of the corporation's shares) or a share dividend, the Board of Directors may fix a date as the record date. If no record date is fixed by the Board of Directors, the record date shall be determined in accordance with the provisions of the Act.

                                  ARTICLE SEVEN

                                     SHARES

     Section 7.1 Authorization and Issuance of Shares. In accordance with the Act, the Board of Directors may authorize shares of any class or series provided for in the articles of incorporation to be issued for any consideration valid under the provisions of the Act. To the extent provided in the articles of incorporation, the Board of Directors shall determine the preferences, limitations and relative rights of the shares.

     Section 7.2 Share Certificates. The interest of each shareholder in the corporation shall be evidenced by a certificate or certificates representing shares of the corporation which shall be in such form as the Board of Directors from time to time may adopt. Share certificates shall be numbered consecutively, shall be in registered form, shall indicate the date of issuance, the name of the corporation and that it is organized under the laws of the State of Illinois, the name of the shareholder, and the number and class of shares and the designation of the series, if any, represented by the certificate. Each certificate shall be signed by any one of the President, a Vice President, the Secretary or the Treasurer. The corporate seal need not be affixed.

     Section 7.3 Rights of Corporation With Respect to Registered Owners. Prior to due presentation for transfer of registration of its shares, the corporation may treat the registered owner of the shares as the person exclusively entitled to vote the shares, to receive any share dividend or distribution with respect to the shares, and for all other purposes; and the corporation shall not be bound to recognize any equitable or other claim to or interest in the shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by law.

     Section 7.4 Transfer of Shares. Transfers of shares shall be made upon the transfer books of the corporation, kept at the office of the transfer agent designated to transfer the shares, only upon direction of the person named in the certificate, or by an attorney lawfully constituted in writing and before a new certificate is issued, the old certificate shall be surrendered for cancellation or, in the case of a certificate alleged to have been lost, stolen or destroyed, the requirements of Section 7.6 of these bylaws shall have been met.

     Section 7.5 Duty of Corporation to Register Transfer. Notwithstanding any of the provisions of Section 7.4 of these bylaws, the corporation is under a duty to register the transfer of its shares only if:

          (a) the certificate is endorsed by the appropriate person or persons;

          (b) reasonable assurance is given that the endorsement or affidavit is genuine and effective;

          (c) the corporation either has no duty to inquire into adverse claims or has discharged that duty;

          (d) the requirements of any applicable law relating to the collection of taxes have been met; and

          (e) the transfer in fact is rightful or is to a bona fide purchaser:

     Section 7.6 Lost, Stolen or Destroyed Certificates. Any person claiming a share certificate to be lost, stolen or destroyed shall make an affidavit or affirmation of the fact in the manner required by the Board of Directors and, if the Board of Directors requires, shall give the corporation a bond of indemnity in form and amount, and with one or more sureties satisfactory to the Board of Directors, as the Board of Directors may require, whereupon an appropriate new certificate may be issued in lieu of the one alleged to have been lost, stolen or destroyed.

     Section 7.7 Fixing of Record Date With Regard to Shareholder Action. For the purpose of determining shareholders entitled to notice of a shareholders' meeting, to demand a special meeting, to vote or to take any other action, the Board of Directors may fix a fixture date as the record date, which date shall be not more than sixty (60) days prior to the date on which the particular action requiring a determination of shareholders is to be taken. A determination of shareholders entitled to notice of or to vote at a shareholders' meeting is effective for any adjournment of the meeting. If no record date is fixed by the Board of Directors, the record date shall be determined in accordance with the provisions of the Act.

                                  ARTICLE EIGHT

                                 INDEMNIFICATION

     Section 8.1 Right to Indemnification. Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, arbitrative or investigative, and whether formal or informal (hereinafter a "proceeding"), by reason of the fact:

          (a) that he or she is or was a director or officer of the corporation, or

          (b) that he or she, being at the time a director or officer of the corporation, is or was serving at the request of the corporation as a director, trustee, officer, employee or agent of another corporation or of a partnership, limited liability company, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (collectively, "another enterprise" or "other enterprise"), whether either in case (a) or in case (b) the basis of such proceeding is alleged action or inaction (x) in an official capacity as a director or officer of the corporation, or as a director, trustee, officer, employee or agent of such other enterprise, or (y) in any other capacity related to the corporation or such other enterprise while so serving as a director, trustee, officer, employee or agent, shall be indemnified and held harmless by the corporation to the fullest extent permitted by Section 5/8.75 of the Act (or any successor provision or provisions) as the same exists or may hereafter be amended (but, in the case of any such amendment, with respect to alleged action or inaction occurring prior to such amendment, only to the extent that such amendment permits the corporation to provide broader indemnification rights than permitted prior thereto), against all expense, liability and loss (including without limitation attorneys' fees and expenses, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) actually and reasonably incurred by such person in connection therewith. The persons indemnified by this Article Eight hereinafter referred to as "indemnities." Such indemnification as to such alleged action or inaction shall continue as to an indemnitee who has after such alleged action or inaction ceased to be a director or officer of the corporation, or director, trustee, officer, employee or agent of such other enterprise, and shall inure to the benefit of the indemnitee's heirs, executors and administrators. Notwithstanding the foregoing, except as may be provided in these bylaws or by the Board of Directors, the corporation shall not indemnify any such indemnitee in connection with a proceeding (or portion thereof) initiated by such indemnitee, unless such proceeding (or portion thereof) was authorized by the Board of Directors (but this prohibition shall not apply to a counterclaim, cross-claim or third-party claim brought by the indemnitee in any proceeding). The right to indemnification conferred in this Article Eight: (i) shall be a contract right; (ii) shall not be affected adversely to any indemnitee by any amendment of the articles of incorporation or these bylaws with respect to any alleged action or inaction occurring prior to such amendment; and (iii) shall, subject to any requirements imposed by law and these bylaws, include the right to be paid by the corporation the expenses (including attorneys' fees) incurred in defending any such proceeding in advance of its final disposition.

     Section 8.2 Relationship to Other Rights and Provisions Concerning Indemnification. The rights to indemnification and to the advancement of expenses conferred in this Article Eight shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, the articles of incorporation, any agreement, a vote of shareholders or disinterested directors or otherwise.

     Section 8.3 Agents and Employees. The corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification, and to the advancement of expenses, to any employee or agent of the corporation (or any person serving at the corporations' request as a director, trustee, officer, employee or agent of another enterprise) or to any person who is or was a director, officer, employee or agent of any of the corporation's affiliates, predecessor or subsidiary corporations or of a constituent corporation absorbed by the corporation in a consolidation or merger or who is or was serving at the request of such affiliate, predecessor or subsidiary corporation or of such constituent corporation as a director, trustee, officer, employee or agent of another enterprise, in each case as determined by the Board of Directors to the fullest extent of the provisions of this Article Eight in cases of the


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

indemnification and advancement of expenses of directors and officers of the corporation, or to any lesser extent (or greater extent, if permitted by law) determined by the Board of Directors. If so indemnified, such persons shall be included in the term "indemnitee" or "indemnitees" as used in this Article Eight.

     Section 8.4 Undertakings for Advances of Expenses. If and to the extent the Act requires, an advancement by the corporation of expenses incurred by an indemnitee pursuant to clause (iii) of the last sentence of Section 8.1 (hereinafter an "advancement of expenses") shall be made only upon delivery to the corporation of an undertaking (hereinfter an "undertaking"), by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (hereinafter a "final adjudication") such indemnitee is not entitled to be indemnified for such expenses under this Article Eight or otherwise.

     Section 8.5 Claims for Indemnification. If a claim for indemnification under Section 8.1 is not paid in full by the corporation within 60 days after it has been received in writing by the corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be 20 days, the indemnitee may at any time thereafter bring suit against the corporation to recover the unpaid amount of the claim. If the indemnitee is successful in whole or in part in any such suit, or in a suit brought by the corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the indemnitee shall be entitled to be paid also the expense of prosecuting or defending such suit. In any suit brought by the indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the indemnitee to enforce a right to an advancement of expenses) it shall be a defense that, and in any suit by the corporation to recover an advancement of expenses pursuant to the terms of an undertaking the corporation shall be entitled to recover such expenses only upon a final adjudication that, the indemnitee has not met the applicable standard of conduct set forth in Section 5/8.75 of the Act (or any successor provision or provisions). Neither the failure of the corporation (including the Board of Directors, independent legal counsel, or its shareholders) to have made a determination prior to the commencement of such suit that indemnification of the indemnitee is proper in the circumstances because the indemnitee has met the applicable standard of conduct set forth in Section 5/8.75 of the Act (or any successor provision or provisions), nor an actual determination by the corporation (including the Board of Directors, independent legal counsel, or its shareholders) that the indemnitee has not met such applicable standard of conduct, shall create a presumption that the indemnitee has not met the applicable standard of conduct or in the case of such a suit brought by the indemnitee, be a defense to such suit. In any suit brought by the indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or by the corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the indemnitee is not entitled to be indemnified, or to have or retain such advancement of expenses, under this Article Eight or otherwise shall be on the corporation.

     Section 8.6 Insurance. The corporation may maintain insurance, at its expense, to protect itself and any director trustee, officer, employee or agent of the corporation or another enterprise against any expense, liability or loss, whether or not the corporation would have the power to indemnify such person against such expense, liability or loss under the Act.


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

     Section 8.7 Severability. In the event that any of the provisions of this Article Eight (including any provision within a single section, paragraph or sentence) is held by a court of competent jurisdiction to be invalid, void or otherwise unenforceable, the remaining provisions are severable and shall remain enforceable to the fullest extent permitted by law.

     Section 8.8 Report to Shareholders. If and to the extent the Act requires, the corporation shall report any indemnification or advance of expenses paid to a director, officer, employee or agent in writing to the shareholders with or before the notice of the next shareholders' meeting.

                                  ARTICLE NINE

                                  MISCELLANEOUS

     Section 9.1 Inspection of Books and Records. The Board of Directors shall have the power to determine which accounts, books and records of the corporation shall be opened to the inspection of the shareholders, except those as may by law specifically be made open to inspection, and shall have the power to fix reasonable rules and regulations not in conflict with the applicable law for the inspection of accounts, books and records which by law or by determination of the Board of Directors shall be open to inspection.

     Section 9.2 Fiscal Year. The Board of Directors is authorized to fix the fiscal year of the corporation and to change the same from time to time as it deems appropriate.

     Section 9.3 Corporate Seal. If the Board of Directors determines that there should be a corporate seal for the corporation, it shall be in the form as the Board of Directors may from time to time determine.

     Section 9.4 Annual Financial Statements. In accordance with the Act, the corporation shall prepare and provide to the shareholders such financial statements as may be required by the Act.

     Section 9.5 Conflict With Articles of Incorporation. In the event that any provision of these bylaws conflicts with any provision of the articles of incorporation the articles of incorporation shall govern.

                                   ARTICLE TEN

                                   AMENDMENTS

     Section 10.1 Power to Amend Bylaws. The Board of Directors shall have the power to alter, amend or repeal these bylaws or adopt new bylaws, but any bylaws adopted by the Board of Directors may be altered, amended or repealed, and new bylaws adopted, by the shareholders. the shareholders may prescribe, by expressing in the action they take in adopting or amending any bylaw or bylaws, that the by law or bylaws so adopted or amended shall not be altered, amended or repealed by the Board of Directors.


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